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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

         Date of Report (Date of earliest event reported): July 16, 1998

                       UNIVERSAL STANDARD HEALTHCARE, INC.

             (Exact name of registrant as specified in its charter)


   Michigan                    34-0-20400                      38-2986640
(State or Other          (Commission File Number)             (IRS Employer
 Jurisdiction of                                            Identification No.)
Incorporation)

Attn: Alan S. Ker, Chief Financial Officer
26500 Northwestern Highway, Suite 400
Southfield, Michigan                                                       48076
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (248) 358-0810


          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

       On July 16, 1998, the Company entered into a Purchase Agreement with Laboratory Corporation of America Holdings ("LabCorp") pursuant to which the Company agreed to sell certain assets to LabCorp for $9.0 million, and, following the closing of such asset sale, the Company agreed to sublease certain real and personal property to LabCorp for six months for aggregate payments of $1,850,000.

       On July 16, 1998, the Company also entered into a Stock Purchase Agreement with LabCorp pursuant to which the Company agreed to sell to LabCorp $4.25 million of the Company's Common Stock for $3.00 per share.

       The closing of the asset sale and the stock acquisition with LabCorp are subject to customary closing conditions, including the simultaneous closing of the two transactions.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

         99.1.    Press Release dated July 17, 1998

         99.2 Purchase Agreement between the Company and Laboratory Corporation of America Holdings dated July 16, 1998.

         99.3 Stock Purchase Agreement between the Company and Laboratory Corporation of America Holdings dated July 16, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 21, 1998


                                             UNIVERSAL STANDARD HEALTHCARE, INC.


                                             /s/     Alan S. Ker
                                             -----------------------------------
                                             Alan S. Ker,
                                             Vice President, Finance
                                             Chief Financial Officer








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                                Exhibit Index
                                -------------

Exhibit No.                 Description
-----------                 -----------

99.1.                       Press Release dated July 17, 1998

99.2 Purchase Agreement between the Company and Laboratory Corporation of America Holdings dated July 16, 1998.

99.3 Stock Purchase Agreement between the Company and Laboratory Corporation of America Holdings dated July 16, 1998.